SCHEDULE 14A
                              (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement   [ ]  Confidential, for Use of the
                                        Commission Only (as permitted by
                                        Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              WEBS INDEX FUND, INC.
__________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

__________________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:
__________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:
__________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:
___________________________________________________________________________

(5)  Total fee paid:
___________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.
___________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
___________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:
___________________________________________________________________________

(3)  Filing Party:
___________________________________________________________________________

(4)  Date Filed:

__________________________________________________________________________

                           WEBS INDEX FUND, INC.

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

August 31, 1998

To the Shareholders of WEBS Index Fund, Inc.:

    A special meeting of the shareholders of WEBS Index Fund, Inc. (the "Fund") will be held on October 2, 1998 at 10:00 a.m. (Eastern Time) in the offices of the Fund's administrator and fund accounting agent, PFPC Inc., at 400 Bellevue Parkway, Wilmington, Delaware 19809, for the following purposes:

    (1)  to approve a change of each WEBS Index Series' concentration policy;
         and
    (2) to transact such other business as may properly come before the special meeting or any adjournment thereof.

    The proposal referred to above is discussed in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the special meeting in person. Shareholders of record at the close of business on August 17, 1998 have the right to vote at the special meeting. IF YOU CANNOT BE PRESENT AT THE SPECIAL MEETING, WE URGE YOU TO FILL IN, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN ORDER THAT THE SPECIAL MEETING MAY BE HELD AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED.

    IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK THAT YOU MAIL YOUR PROXY PROMPTLY NO MATTER HOW MANY SHARES YOU OWN.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

                                       By Order of the Board of Directors


                                       R. Sheldon Johnson
                                       Secretary

                         YOUR VOTE IS IMPORTANT.

                          WEBS INDEX FUND, INC.
                             c/o PFPC Inc.
                          400 Bellevue Parkway
                        Wilmington, Delaware 19809
                          (800) 810-WEBS (9327)

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WEBS Index Fund, Inc. (the "Fund") for use at the Fund's special meeting of shareholders to be held in the offices of the Fund's administrator and fund accounting agent, PFPC Inc., at 400 Bellevue Parkway, Wilmington, Delaware 19809, on October 2, 1998 at 10:00 a.m. (Eastern Time). Such special meeting and any adjournment thereof are hereinafter collectively referred to as the "Meeting." Each WEBS Index Series' shares are hereinafter referred to as "Shares."

    It is expected that the solicitation of proxies will be primarily by mail. The Fund's officers and service contractors may also solicit proxies by telephone, telegraph, facsimile or personal interview. The Fund will bear all proxy solicitation costs. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy or by attending the Meeting and electing to vote in person. This Proxy Statement and the enclosed form of proxy (the "Proxy") are expected to be distributed to shareholders of each WEBS Index Series on or about August 31, 1998.

    A Proxy is enclosed with respect to your Shares. The Proxy should be completed in full. Each Share is entitled to one vote.

    If a Proxy is executed properly and returned, the Shares represented by it will be voted at the Meeting in accordance with the instructions thereon. If you do not expect to be present at the Meeting and wish your Shares to be voted, please date and sign the enclosed Proxy and mail it in the enclosed reply envelope.

    THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS TO ANY SHAREHOLDER UPON REQUEST. THE FUND'S ANNUAL REPORT TO SHAREHOLDERS MAY BE OBTAINED FROM THE FUND BY SENDING A WRITTEN REQUEST TO THE FUND AT THE ADDRESS PROVIDED ABOVE, OR BY CALLING THE TOLL-FREE NUMBER PROVIDED ABOVE.

                                  PROPOSAL 1:

            APPROVAL OF A CHANGE IN THE FUND'S CONCENTRATION POLICY
                   (Each WEBS Index Series Voting Separately)

    Each WEBS Index Series of the Fund has a common concentration policy that governs when a WEBS Index Series will invest 25% or more of its assets in securities of an industry or industries. This policy cannot be changed without a vote of the shareholders of the Fund. The Board of Directors has approved, and recommends for your approval, changes to the concentration policy of each WEBS Index Series in order to alleviate the burdens imposed by the current policy and to improve the WEBS Index Series' ability to achieve their investment objectives.

    Each WEBS Index Series currently has a policy to concentrate its investments (that is, invest 25% or more of the value of its assets) in securities of issuers in an industry or industries if, and to the extent that, its benchmark index concentrates in the industry or industries, except when the concentration of the relevant benchmark index is the result of a single stock. As a result of this policy, each WEBS Index Series currently is required to maintain at least 25% of the value of its assets in securities of issuers in each industry where its benchmark index has a concentration of more than 25%, except when the concentration of the index is the result of a single stock. If the benchmark index for a WEBS Index Series has an industry concentration of more than 25% because of a single stock, the WEBS Index Series currently invests less than 25% of its assets in such stock and reallocates the excess to stocks in other industries.

    The current concentration policy was designed to deal with the fact that industry concentrations in the benchmark indices of the WEBS Index Series change from time to time, and that since the WEBS Index Series are index funds, their concentration policies must permit changes in concentration as the concentration of the benchmark indices change. The special provision for situations where a benchmark index is concentrated because of a single stock reflects a limitation imposed by the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), which generally prevents a WEBS Index Series from investing more than 25% of its total assets in the securities of any single issuer.

    As a result of the stock selection technique utilized by the Fund's investment adviser, and the need to comply with applicable regulatory requirements (particularly the diversification requirements of the Internal Revenue Code), the proportions of securities in the portfolio of a WEBS Index Series do not correspond to the proportions of securities in the relevant benchmark index. Instead, the WEBS Index Series typically hold a portion of the securities in the relevant benchmark index, and some WEBS Index Series (the Australia, Belgium, Hong Kong, Mexico (Free), Netherlands, Spain, Sweden and Switzerland WEBS Index Series) may hold stocks that are not in the benchmark index at all. Changes in concentration of a benchmark index are not necessarily "automatically" reflected in the concentration of a WEBS Index Series, because changes in the market prices of securities held by a WEBS Index Series may impact that WEBS Index Series differently than its benchmark index. Consequently, a benchmark index may become concentrated in an industry or group of industries at a time when the WEBS Index Series, despite maintaining an optimized portfolio that is designed to best achieve its investment objective, does not become so concentrated, and vice versa.

    The current concentration policy raises portfolio management issues, particularly when the benchmark index of a WEBS Index Series includes securities of an industry or group of industries that comprise in the range of 23% to 27% of the index (currently the situation with the Belgium, Hong Kong, Italy, Mexico (Free), Netherlands, Singapore (Free) and Switzerland WEBS Index Series). In these situations, relatively small changes in the market prices of the portfolio securities may cause the benchmark index to experience sudden and frequent "jumps" back and forth across the 25% industry concentration threshold, which in turn can cause sudden and frequent "disconnects" between the concentration (or nonconcentration) of a WEBS Index Series and its benchmark index. In order to maintain compliance with the current concentration policy in these circumstances, the Fund's investment adviser is required to "chase" the benchmark index back and forth across the 25% industry concentration threshold by making repeated adjustments to the portfolio of the WEBS Index Series. Although no WEBS Index Series has been required to make daily adjustments to date, such adjustments could theoretically be required by the current policy. Such activity is contrary to the spirit of the Fund's investment objective and passive indexing approach, and results in the incurrence of transaction costs, and the realization of capital gains or losses. Compliance with any formulation of an industry concentration policy, and the impact of various other factors, such as the obligation to comply with various tests imposed by the Internal Revenue Code, and portfolio changes resulting from pursuit of its investment objective, may cause an investment company to incur transaction costs and realize capital gains or losses. However, the particular costs and burdens experienced by each WEBS Index Series in complying with its current concentration policy would not be experienced if the concentration policy of the Fund offered greater flexibility. Increased transaction costs due solely to the Fund's concentration policy adversely affect the WEBS Index Series' ability to track their benchmark indices. Such activity is also an administrative and compliance burden on the Fund and its investment adviser.

    In light of these issues, the investment adviser proposed to the Board of Directors that the concentration policy of each WEBS Index Series be changed to permit each WEBS Index Series greater flexibility with respect to its concentration policy consistent with each WEBS Index Series' status as a passively managed index fund managed using optimization techniques that take into account applicable tax and other requirements. The Board of Directors has concluded that the proposed changes would be in the best interests of the Fund and its shareholders and approved such changes and now recommends them to shareholders for their approval.
While to date the Fund's concentration policy has resulted in portfolio management issues for only the Austria, Belgium, Hong Kong, Italy, Netherlands, Spain, Sweden and Switzerland WEBS Index Series, the Directors approved the change for all WEBS Index Series, on the theory that similar issues may arise for different WEBS Index Series in the future and that a consistent approach across all of the WEBS Index Series is in the best interests of the Fund.

    The proposed new concentration policy for each WEBS Index Series, as it would appear in the Fund's prospectus, is as follows:

          "Each WEBS Index Series has the following policy with respect to industry concentration--

          With respect to the two most heavily weighted industries or groups of industries in the benchmark index of the WEBS Index Series, the WEBS Index Series will invest in portfolio securities (consistent with its investment objective and other investment policies) such that the weighting of each such industry or group of industries in the WEBS Index Series does not diverge by more than 10 percentage points from the respective weighting of such industry or group of industries in the benchmark index. An exception to the general policy stated in the previous sentence is that if investment in the stock of a single issuer would account for more than 25% of the WEBS Index Series, the WEBS Index Series will invest less than 25% of its net assets in such stock and will reallocate the excess to stock(s) in the same industry or group of industries, and/or to stock(s) in another industry or group of industries, in the benchmark index. Each WEBS Index Series will evaluate these industry weightings not less frequently than weekly, and at the time of such an evaluation, will adjust its portfolio composition to the extent necessary to maintain compliance with the above-stated policy. A WEBS Index Series will not concentrate its investments except as discussed above.

               As of ___, 199_, as a result of this policy with respect to industry concentration, the ___WEBS Index Series concentrates (that is, it invests 25% or more of the value of its assets) in the ____ industry, the ___ WEBS Index Series concentrates in the ____ industry[...] and the ___WEBS Index Series concentrates in the ___ industry."

    The proposed concentration policy would allow each WEBS Index Series sufficient flexibility to avoid the burdensome and potentially expensive activity of having to "chase" the concentration or nonconcentration of a benchmark index back and forth across the 25% industry concentration threshold solely because of the concentration policy. This concentration policy would also give each WEBS Index Series greater flexibility to seek its investment objective in light of the legal and regulatory requirements applicable to each WEBS Index Series. In all cases, shareholders and prospective WEBS investors would have the assurance that a WEBS Index Series would not take actions with respect to concentration in a particular industry or group of industries that would be inconsistent with the objective criteria contained in its concentration policy or with its investment objective and other investment policies.

    Shareholders of each WEBS Index Series will vote separately on this proposal. Each WEBS Index Series' change in concentration policy will require the approval by the lesser of (i) a majority of each WEBS Index Series' outstanding shares on August 17, 1998, or (ii) 67% of the shares voted, so long as more than 50% of the outstanding shares actually vote. In the event that Proposal 1 does not receive the affirmative vote of the holders of a majority of the outstanding Shares of each WEBS Index Series, the Board of Directors will consider other actions that may be taken, including such proposals as may be recommended by the Fund's investment adviser and counsel.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSED CHANGE IN THE CONCENTRATION POLICY.

                              VOTING INFORMATION

    RECORD DATE. Only shareholders of record at the close of business on August 17, 1998 will be entitled to vote at the Meeting. On that date, the number of outstanding Shares were as follows:

     WEBS Index Series                  Number of Shares Outstanding

      Australia                         4,400,030
      Austria                             800,030
      Belgium                           1,400,030
      Canada                              700,030
      France                            2,401,000
      Germany                           3,601,000
      Hong Kong                         8,026,000
      Italy                             2,550,030
      Japan                            24,001,000
      Malaysia (Free)                  16,725,030
      Mexico (Free)                       900,030
      Netherlands                         951,000
      Singapore (Free)                 14,400,030
      Spain                             1,050,030

     WEBS Index Series                  Number of Shares Outstanding

      Sweden                              750,030
      Switzerland                       1,876,000
      United Kingdom                    3,401,000

QUORUM. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies, or their substitutes, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is not present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of any adjournment, and will vote those proxies required to be voted AGAINST the proposal against any adjournment. A quorum is constituted with respect to each WEBS Index Series by the presence in person or by proxy of the holders of more than 50% of the outstanding shares of each WEBS Index Series entitled to vote at the Meeting. Shares represented by broker non-votes are treated as being present for purposes of determining a quorum. A vote cast does not include an abstention or the failure to vote for or against either proposal. Therefore, for purposes of determining the affirmative vote of a "majority of the outstanding shares," an abstention or the failure to vote, including a broker non-vote, will be the equivalent of a vote against the proposal.

ANNUAL MEETINGS. Consistent with its By-Laws and Maryland law, the Fund does not presently intend to hold annual meetings of shareholders except as required by the Investment Company Act of 1940 or other applicable law.


                       OTHER SHAREHOLDER INFORMATION

     As of August 17, 1998, the name, address and percentage of ownership of each DTC Participant that owned of record 5% or more of the outstanding shares of each WEBS Index Series were as follows: (1) The Bank of New York, One Wall Street, New York, NY 10286, Austria WEBS Index Series, 15.78%, Belgium WEBS Index Series, 6.55%, Canada WEBS Index Series, 5.79%, France WEBS Index Series, 11.57%, Germany WEBS Index Series, 5.31%, Italy WEBS Index Series, 13.03%, Japan WEBS Index Series, 5.31%, Mexico (Free) WEBS Index Series, 15.46%, Netherlands WEBS Index Series, 13.07%, Spain WEBS Index Series, 14.39%, Sweden WEBS Index Series, 20.28%, Switzerland WEBS Index Series, 8.26% and United Kingdom WEBS Index Series, 9.68%; (2) Bear, Stearns Securities Corp., One Metrotech Center North, Brooklyn, NY 11201-3859, Malaysia (Free) WEBS Index Series, 5.36%, Mexico (Free) WEBS Index Series, 5.72% and Singapore (Free) WEBS Index Series, 6.83%; (3) Brown Bros. Harriman & Co., 59 Wall Street, New York, NY 10005, Australia WEBS Index Series, 6.86%, Austria WEBS Index Series, 7.82%, Canada WEBS Index Series, 12.61%, France WEBS Index

Series, 6.31%, Italy WEBS Index Series, 10.66%, Japan WEBS Index
Series, 7.24%, Netherlands WEBS Index Series, 8.11%, Spain WEBS Index Series, 8.28%, Sweden WEBS Index Series, 11.87%, Switzerland WEBS Index Series, 14.70% and United Kingdom WEBS Index Series, 12.01%; (4) Charles Schwab & Co., Inc., Newport Financial Center, 111 Pavonia Avenue East, 3rd Floor, Jersey City, NJ 07310, Austria WEBS Index Series, 7.92%, Hong Kong WEBS Index Series, 9.16%, Malaysia (Free) WEBS Index Series, 8.12% and Singapore (Free) WEBS Index Series, 8.65%; (5) The Chase Manhattan Bank, One Chase Manhattan Plaza, New York, NY 10081, Australia WEBS Index Series, 67.42%, Spain WEBS Index Series, 9.42% and Switzerland WEBS Index Series, 10.91%; (6) Citibank, N.A., 1410 Westshore Blvd., Tampa, FL 33607, Canada WEBS Index Series, 10.12%, France WEBS Index Series, 9.93%, Germany WEBS Index Series, 8.33%, Italy WEBS Index Series, 7.16%, Spain WEBS Index Series, 6.70%, Sweden WEBS Index Series, 5.92%, Switzerland WEBS Index Series, 11.46% and United Kingdom WEBS Index Series, 7.65%; (7) Dean Witter Reynolds Inc., 5 World Trade Center, 5th Floor, New York, NY 10048, Mexico (Free) WEBS Index Series, 6.20%; (8)Fifth Third Bank, Fifth Third Center, Cincinatti, OH 45201, France WEBS Index Series, 7.41%, Germany WEBS Index Series, 5.34%, Netherlands WEBS Index Series, 8.93%, Sweden WEBS Index Series, 7.45%, Switzerland WEBS Index Series, 9.83% and United Kingdom WEBS Index Series, 12.93%; (9) Goldman, Sachs & Co., 1 New York Plaza, New York, NY 10004, Canada WEBS Index Series, 7.81%; (10) Merrill Lynch Pierce Fenner & Smith Safekeeping, 101 Hudson Street, Jersey City, NJ 07302, Hong Kong WEBS Index Series, 10.52%, Italy WEBS Index Series, 6.08%, Malaysia
(Free) WEBS Index Series, 8.51% and Singapore (Free) WEBS Index Series, 7.99%;
(11) Morgan Stanley & Co. Incorporated, One Pierrepont Plaza, Brooklyn, NY 11201, Austria WEBS Index Series, 20.08%, Belgium WEBS Index Series, 5.69%, Canada WEBS Index Series, 5.86%, France WEBS Index Series, 18.72%, Germany WEBS Index Series, 21.68%, Italy WEBS Index Series, 13.87%, Japan WEBS Index Series, 7.80%, Mexico (Free) WEBS Index Series, 20.70%, Netherlands WEBS Index Series, 7.96%, Sweden WEBS Index Series, 5.14% and United Kingdom WEBS Index Series, 11.21%; (12) National Financial Services Corporation, 1 World Financial Center, Tower A, New York, NY 10281, Austria WEBS Index Series, 7.62%, Hong Kong WEBS Index Series, 5.31% and Singapore (Free) WEBS Index Series, 5.39%; (13) Northern Trust Company, 801 S. Canal Street, Chicago, IL 60607, Japan WEBS Index Series, 11.07%; (14) PaineWebber Incorporated, 1000 Harbor Blvd., Weehawken, NJ 07086, Canada WEBS Index Series, 7.27%, France WEBS Index Series, 5.87%, Malaysia (Free) WEBS Index Series, 6.34%, Mexico
(Free) WEBS Index Series, 9.36%, Netherlands WEBS Index Series, 5.47% and Sweden WEBS Index Series, 7.32%; (15) Prudential Securities Incorporated, 1 New York Plaza, 9th Floor, New York, NY 10292, Canada WEBS Index Series, 7.54%, Hong Kong WEBS Index Series, 7.84%, Netherlands WEBS Index Series, 7.58%, Spain WEBS Index Series, 6.09% and United Kingdom WEBS Index Series, 8.80%; (16) Smith Barney Inc., 333 West 34th Street, 3rd Floor, New York, NY 10001, Austria WEBS Index Series, 11.33%, Belgium WEBS Index Series, 34.59%, Hong Kong WEBS Index Series, 8.86%, Japan WEBS Index Series, 6.74%, Malaysia
(Free) WEBS Index Series, 11.34%, Singapore (Free) WEBS Index Series, 12.48% and

Spain WEBS Index Series, 5.39%; (17) State Street Bank & Trust Company,
1776 Heritage Drive, Quincy, MA 02171, Canada WEBS Index Series, 9.50%, Italy WEBS Index Series, 5.06%, Japan WEBS Index Series, 6.94%, Netherlands WEBS Index Series, 8.51%, Sweden WEBS Index Series, 14.54%, Switzerland WEBS Index Series, 5.38% and United Kingdom WEBS Index Series, 6.83%; and (18) Wells Fargo Bank, N.A., 464 California Street, San Francisco, CA 94104, Germany WEBS Index Series, 11.35%.

     The Fund does not have information concerning the beneficial ownership of the WEBS held in the names of such DTC Participants.

    As of August 17, 1998, the Directors and Officers of the Fund owned less than 1% of the outstanding Shares of the Fund.

       INFORMATION ABOUT THE ADVISER, ADMINISTRATOR,
           SUB-ADMINISTRATOR AND DISTRIBUTOR

    Barclays Global Fund Advisors (the "Adviser") serves as the Fund's investment adviser. The Adviser is located at 45 Fremont Street, San Francisco, California 94105.

    PFPC Inc. (the "Administrator") serves as the Fund's administrator and fund accounting agent. The Administrator is located at 400 Bellevue Parkway, Wilmington, Delaware 19809.

    Morgan Stanley Trust Company (the "Sub-Administrator") serves as the Fund's sub-administrator. The Sub-Administrator is located at 1 Pierrepont Plaza, 8th Floor, Brooklyn, New York 11201.

    Funds Distributor Inc. (the "Distributor") serves as the Fund's distributor. The Distributor is located at 60 State Street, Suite 1300, Boston, Massachusetts 02109.


                        SHAREHOLDER PROPOSALS

    A shareholder proposal intended to be represented at any meeting hereafter called must be received by the Fund within a reasonable time before the solicitation relating thereto is made in order to be included in the notice of meeting, proxy statement and form of proxy relating to such meeting. As noted above, it is not anticipated that shareholder meetings will be held on an annual basis. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal law.

                           OTHER MATTERS

    No business other than the matter described above is expected to come before the Meeting with respect to the Fund. Should any other matter requiring a vote of shareholders arise, the persons named in the enclosed form of Proxy will vote thereon according to their best judgment in the interests of the Fund, except that they will vote Proxies for or against any proposed adjournment of the Meeting as discussed under "Voting Information -- Quorum" above.

Dated: August 31, 1998


SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                           FORM OF PROXY

                      VOTE THIS PROXY CARD TODAY!
                         WEBS INDEX FUND, INC.
                         400 BELLEVUE PARKWAY
                      WILMINGTON, DELAWARE 19809

This proxy is solicited by the Board of Directors of Webs Index Fund, Inc. (the "Fund") for use at a special meeting of shareholders of the Fund to be held on October 2, 1998 at 10:00 a.m. (Eastern Time) in the offices of the Fund's administrator and accounting agent, PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809.

WEBS INDEX FUND, INC.
The undersigned hereby appoints R. Sheldon Johnson, Gary M. Gardner and Mary Jane Maloney, and each of them, attorneys and proxies of the undersigned each with the power of substitution and resubstitution, to attend, vote and act for the undersigned at the above-referenced Special Meeting of Shareholders, and at any adjournment or adjournments thereof, casting votes according to the number of shares of the WEBS Index Series indicated on the reverse side of this proxy which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse side, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Special Meeting, and hereby ratifying and confirming all that said attorneys and proxies, or each of them, may lawfully do by virtue hereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE FUND AND THE PROXY STATEMENT DATED AUGUST 31, 1998.


____________________________________________________________/____/98
Signature                 Title (if applicable)              Date

____________________________________________________________/____/98
Signature                 Title (if applicable)              Date

Please sign above exactly as name(s) appear(s) hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized officer. Each joint owner should sign personally. When signing as a fiduciary, please give full title as such.

                                                            FORM OF PROXY

PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW USING BLUE OR BLACK INK. DO NOT USE RED INK OR PENCIL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy will be voted as specified below with respect to the action to be taken on the following proposal. In the absence of any specification, this proxy will be voted in favor of the proposal.


        PROPOSAL                 FOR  AGAINST  ABSTAIN
To approve a change of the
concentration policy of the      []     []      []
WEBS Index Fund, Inc.

                                   SHARES VOTED
Australia WEBS Index Series       _________________
Austria WEBS Index Series         _________________
Belgium WEBS Index Series         _________________
Canada WEBS Index Series          _________________
France WEBS Index Series          _________________
Germany WEBS Index Series         _________________
Hong Kong WEBS Index Series       _________________
Italy WEBS Index Series           _________________
Japan WEBS Index Series           _________________
Malaysia (Free) WEBS Index Series _________________
Mexico (Free) WEBS Index Series   _________________
Netherlands WEBS Index Series     _________________
Singapore (Free) WEBS Index Series_________________
Spain WEBS Index Series           _________________
Sweden WEBS Index Series          _________________
Switzerland WEBS Index Series     _________________
United Kingdom WEBS Index Series  _________________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.